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                                                                    Exhibit 23.4

                            TURNER, MASON & COMPANY
                             Consulting Engineers




                      CONSENT OF TURNER, MASON & COMPANY

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Clark Refining & Marketing, Inc. ("Clark") of our Opinion and Summary Report dated June 27, 1998 relating to the Acquisition of BP's Lima Refinery by Clark, which appears in such Prospectus.

Turner, Mason & Company


By: /s/ M. M. Turner
   ------------------------
Dallas, Texas
October 14, 1998





         Suite 2920, L.B. 38 . 2121 San Jacinto . Dallas, Texas 75201
        Telephone: 214/754-0898  Fax: 214/754-5915 - Data: 214/754-8738